PLEASE SIGN AND FAX TO: 702-433-1979

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(SIGNATURE)

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NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA.

NUMBER

Laburnum
VENTURES INC.

SHARES

CUSIP NO. 50545R 10 7

Shares of Common Stock, Par Value $0.001 Per Share

Countersigned & Registered
PACIFIC STOCK TRANSFER COMPANY
Las Vegas, Nevada
TRANSFER AGENT AND REGISTRAR

By: ______________

This Certifies that

Is The Record Holder Of

Shares of **LABURNUM VENTURES INC.** Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

Dated:

SECRETARY



LABURNUM VENTURES INC.
CORPORATE
Seal
NEVADA

PRESIDENT